SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                DATE OF REPORT:  November 27, 1996
                (Date of earliest event reported)



                    NU SKIN ASIA PACIFIC, INC.
      (Exact name of registrant as specified in its charter)


    Delaware                 001-12421                  87-0565309
 (State or other            (Commission              (I.R.S. employer
jurisdiction of             file number)             identification no.)
incorporation or
 organization)


                      75 West Center Street
                        Provo, Utah  84601
             (Address of principal executive offices)


                          (801) 345-6100
       (Registrant's telephone number, including area code)



             There is no Exhibit Index to this filing
                           Page 1 of 3


Item 9.  Sales of Equity Securities Pursuant to Regulation S


      On November 27, 1996, Nu Skin Asia Pacific, Inc. (the "Company") completed its initial public offering of 9,100,000 shares of Class A Common Stock which had been registered pursuant to a Registration Statement filed with the United States Securities and Exchange Commission as Registration Statement No. 333-12073 which was declared effective November 21, 1996. Included in the 9,100,000 shares of Class A Common Stock registered by the Company were 1,976,658 shares of Class A Common Stock (the "International Tranche Shares") which were offered and sold by the Company through an underwriting syndicate led by Merrill Lynch International pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The International Tranche Shares were sold at a price to the public of $23.00 per share. The total consideration received by the Company and the selling stockholders participating in the offering from the sale of the International Tranche Shares was approximately $42,689,882.


                            SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NU SKIN ASIA PACIFIC, INC.
                                             (Registrant)



                                   By:  /s/  M. Truman Hunt
                                        M. Truman Hunt
Date:  December 9, 1996            Its: Vice  President
                                        o f   L e g a l
                                        Affairs     and
                                        I n v e s t o r
                                        Relations